As filed with the Securities and Exchange Commission on June 10, 2015

Registration No. 333-168227

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Direxion Shares ETF Trust II

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

6799

(Primary Standard Industrial Classification Code Number)

27-6710917

(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue), 35th Floor

New York, New York 10019

646-572-3390

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Daniel D. O’Neill

1301 Avenue of the Americas (6th Avenue),

35th Floor

New York, New York 10019

Copies to:

Angela Brickl	W. Thomas Conner
Direxion Asset Management, LLC	Reed Smith LLP
1301 Avenue of the Americas (6th Avenue), 35th Floor	1301 K St., NW Washington, DC 20005
New York, New York 10019

(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public):

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (SEC File No. 333-168227) is being filed to remove from registration all of the securities that remain unsold as of the termination of the offering in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K. The registrant expects that the offering will be terminated on June 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 10, 2015.

Direxion Asset Management LLC,
Sponsor of the
Direxion Shares ETF Trust II

/s/ Daniel D. O’Neill
Daniel D. O’Neill, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel D. O’Neill	Managing Director and Principal	June 10, 2015
Daniel D. O’Neill	Executive Officer of Direxion Asset Management LLC

/s/ Patrick J. Rudnick	Principal Financial & Accounting	June 10, 2015
Patrick J. Rudnick	Officer of Direxion Asset
Management LLC